EXHIBIT 4.5
                                                                     -----------


                          SECOND SUPPLEMENTAL INDENTURE


            THIS SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of November 8, 2006, among Susser Holdings Corporation, a Delaware corporation (the "Guaranteeing Parent"), Susser Holdings, L.L.C., a Delaware limited liability company (the "Company"), Susser Finance Corporation, a Delaware corporation ("SFC," and, together with the Company, the "Issuers"), each of the Guarantors party hereto and The Bank of New York, as trustee under the Indenture referred to below (the "Trustee").

                             W I T N E S S E T H

            WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of December 21, 2005, providing for the issuance of 10-5/8% Senior Notes due 2013 (the "Notes"), which was supplemented by that certain First Supplemental Indenture, dated October 23, 2006 (as supplemented, the "Indenture");

            WHEREAS, pursuant to that certain Agreement and Plan of Merger among Holdings, Susser Holdings Merger LLC, a Delaware limited liability company ("Merger LLC"), and Guaranteeing Parent, dated October 24, 2006, Merger LLC merged with and into Holdings (the "Merger"), with Holdings being the surviving entity and a wholly-owned subsidiary of Guaranteeing Parent;

            WHEREAS, as a result of the Merger, Guaranteeing Parent is the ultimate indirect parent company of the Issuers and desires hereby, in accordance with Section 9.01(8) of the Indenture, to execute and deliver this Supplemental Indenture and unconditionally guarantee all of the Company's obligations under the Notes and the Indenture as a Guarantor, including the execution and delivery of a Note Guarantee evidencing the same, all in accordance with the terms and subject to the limitations set forth in the Indenture; and

            WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Parent and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. Agreement to Guarantee. The Guaranteeing Parent hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 11 thereof.

                  3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Parent, as such, shall have any liability for any


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            obligations of the Issuers or any Guaranteeing Parent under the
            Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

                  5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parent and the Company.











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            IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first above written.

                                    SUSSER HOLDINGS, L.L.C.


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    SUSSER FINANCE CORPORATION



                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    STRIPES HOLDINGS, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    SSP SERVICES L.P.

                                    By: SSP Services Management Company, LLC,
                                        its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel




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                                    SSP HOLDINGS LIMITED PARTNERSHIP

                                    By: S Interests Management Company, LLC,
                                        its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    SUSSER PETROLEUM MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    S INTERESTS MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    SSP SERVICES MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel




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                                    SUSSER PETROLEUM COMPANY, LP

                                    By: Susser Petroleum Management Company,
                                        LLC, its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel



                                    APT MANAGEMENT COMPANY, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel



                                    APPLIED PETROLEUM TECHNOLOGIES LTD.

                                    By: APT Management Company, LLC,
                                        its general partner


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel



                                    CORPUS CHRISTI REIMCO, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel




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                                    C & G INVESTMENTS, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel


                                    SSP BEVERAGE, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Manager


                                    SSP BEVCO I LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Manager


                                    SSP BEVCO II LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Manager


                                    TND BEVERAGE, LLC


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Manager


                                    SSP PARTNERS


                                    By:  /s/  E. V. Bonner, Jr.
                                       ---------------------------------
                                    Name:  E. V. Bonner, Jr.
                                    Title: Executive Vice President, Secretary
                                           and General Counsel




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                                    THE BANK OF NEW YORK, as Trustee



                                    By:  /s/  Beata Hryniewicka
                                       ---------------------------------
                                    Name:  Beata Hryniewicka
                                    Title: Assistant Vice President














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